                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Susan Fedor, Investor Relations
203.894.3288, susanfedor@vitalworks.com
              -------------------------

                    VitalWorks Reports Third-Quarter Results


RIDGEFIELD, Conn., October 29 /PRNewswire/ - VitalWorks Inc. (Nasdaq:VWKS), a leader in healthcare practice management and clinical solution software, today reported financial results for its third quarter ended September 30, 2003.

Total revenues for the quarter were $28.1 million, compared to $28.7 million for the September 2002 quarter. The slight decline primarily reflects a shortfall in software and system sales targeted to large physician group practices, largely offset by increases in services revenues and sales into the small-group market.

The company had net income of $3.0 million, or $.06 per diluted share, for the September 2003 quarter, compared to net income of $4.1 million, or $.08 per diluted share, for the corresponding period ended September 30, 2002. The September 2003 quarter includes charges of $.3 million relating to merger and acquisition initiatives.

Operating income was $3.3 million for the September 2003 quarter. Included in operating income is depreciation and amortization expense of $1.0 million.

For the quarter, research and product development expenditures totaled $4.4 million, which represented 15.7% of total revenues. The company continues to invest extensively in the development of Web-based applications for physician practices.

VitalWorks ended the quarter with cash and cash equivalents totaling $36.8 million and long-term debt totaling $16.1 million. The company has working capital of $32.0 million, net of deferred revenue, and its current ratio is 2.2 to 1, compared to 1.9 to 1 at year end.

Days sales outstanding (calculated as accounts receivable, net of allowances, divided by quarterly revenues multiplied by 90 days) was 47 days for both the September 2003 and 2002 quarters.

"I'm pleased with the results we've achieved this quarter, both from a financial and an operational perspective," stated Joseph Walsh, president and CEO. "We're continuing to rollout next-generation products, and contract orders of these products remain strong, with RadConnect RIS orders increasing 57% during the quarter as compared to the prior year. Contract orders in our Intuition product line have increased 66% compared to last year, and we remain on-schedule for field testing our new Ingenuity EMR system during the fourth quarter. We remain focused on our basic strategy of delivering profitable growth, and creating compelling products that will allow us to attain dominance in the markets we serve," Walsh added.

VitalWorks Reports Third-Quarter Results (continued)        October 29, 2003


The company currently expects total revenues for the December 2003 quarter to be approximately $28 million to $29 million and earnings per share to be approximately $.06. These estimates assume, among other things, an effective income tax rate of less than 2% due primarily to the company's net operating loss carryforwards, and depreciation and amortization expense of approximately $1.1 million.


About VitalWorks

VitalWorks Inc. is a leading provider of information management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based solutions for general medical practices and has specialty-specific products and services for practices such as radiology, anesthesiology, ophthalmology, emergency medicine, plastic surgery, and dermatology. VitalWorks also offers enterprise-level systems designed for large physician groups and networks. The company's range of software solutions, which include workflow features related to patient encounters, automate the administrative, financial, and clinical information management functions for physicians and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, electronic data interchange, or EDI, services for patient billing and claims processing, and a variety of Web-based services. Visit the company at vitalworks.com.

VitalWorks Reports Third-Quarter Results (continued)         October 29, 2003

Safe Harbor Statement

Except for the historical information contained in this press release, the matters discussed are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable and are based on reasonable assumptions and forecasts, including the assumption that there will be no further deterioration in the IT-spending environment; however, you should not place undue reliance on such statements that speak only as of the date hereof. Moreover, these forward-looking statements are subject to a number of risks and uncertainties. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are that generally, the company operates with a minimal amount of software licensing and system sales backlog. Therefore, quarterly and annual revenues and operating results are highly dependent on the volume and timing of the signing of license agreements and product deliveries during each quarter, which are very difficult to forecast. The company's future operating results will vary due to these and other factors, such as: changes in customer purchasing patterns, the length of sales and delivery cycles, the availability of specified computer hardware for resale, the size and timing of orders for products and services, the deferral and/or realization of deferred software license and system revenues according to contract terms, the timing, cost and success or failure of new product and service introductions and product upgrade releases, the company's ability or inability to attract and retain qualified personnel, the timing, cost and level of advertising and promotional programs, competition including product offerings, price and service, customer attrition, changes of accounting estimates and assumptions used to prepare the prior periods' financial statements, uncertainties concerning threatened, pending and new litigation against the company including related professional services fees, and changing economic, political and regulatory conditions, particularly with respect to the IT-spending environment. A significant portion of the company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, including the company's new radiology information system, RadConnect(R) RIS, Intuition(TM) product line, and sales and services related to the implementation of certain requirements of HIPAA (Health Insurance Portability and Accountability Act), which may not be realized. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. A major portion of the company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. Any forward-looking statements should be considered in light of these factors, as well as other risks as detailed in the company's filings with the Securities and Exchange Commission including its most recent reports on Form 10-K and 10-Q. VitalWorks undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the periods ended, September 30, 2003 contained in this press release are subject to review and audit by the company's independent auditors.

                                VitalWorks Inc.
                    Consolidated Balance Sheets (unaudited)
                       (in thousands, except share data)


                                                                  September 30,             December 31,
                                                                      2003                      2002
                                                                  -------------             ------------
Assets
Current assets:
  Cash and cash equivalents                                         $ 36,801                   $ 39,474
  Accounts receivable, net of allowances                              14,626                     14,130
  Computer hardware held for resale                                    1,047                        629
  Deferred income taxes, net                                           2,004                      1,578
  Prepaid expenses and other current assets                            3,222                      1,660
                                                                    --------                   --------
Total current assets                                                  57,700                     57,471

Property and equipment, at cost, less accumulated
  depreciation and amortization                                        4,055                      4,542
Goodwill                                                              20,256                     20,256
Product development costs, less accumulated amortization               8,261                      8,473
Deferred income taxes, net                                            24,746                     25,172
Other assets                                                           1,500                      1,217
                                                                    --------                   --------
Total assets                                                        $116,518                   $117,131
                                                                    ========                   ========

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses                             $ 10,734                   $ 10,630
  Accrued employee compensation and benefits                           2,289                      4,636
  Accrued restructuring costs                                            665                      1,107
  Deferred revenue, including unearned discounts                       7,940                      9,578
  Current portion of long-term debt                                    4,068                      4,300
                                                                    --------                   --------
Total current liabilities                                             25,696                     30,251

Long-term debt                                                        12,064                     14,641
Other liabilities, primarily unearned discounts
  re: outsourced printing services                                     6,267                     11,806

Stockholders' equity:
  Preferred stock $.001 par value; 2,000,000 shares authorized;
    none issued
  Common stock $.001 par value; 200,000,000 shares authorized;
    45,228,709 and 44,605,944 shares issued                               45                         45
  Additional paid-in capital                                         205,246                    203,173
  Accumulated deficit                                               (126,328)                  (136,313)
  Treasury stock, at cost, 1,985,502 shares                           (6,472)                    (6,472)
                                                                    --------                   --------
Total stockholders' equity                                            72,491                     60,433
                                                                    --------                   --------
Total liabilities and stockholders' equity                          $116,518                   $117,131
                                                                    ========                   ========

                                VitalWorks Inc.
                 Consolidated Statements of Income (unaudited)
                     (in thousands, except per share data)

                                                         Three Months Ended      Nine Months Ended
                                                            September 30,           September 30,
                                                         2003         2002         2003         2002
                                                       ---------------------     ---------------------
Revenues
  Maintenance and services                             $22,240       $21,389     $67,339       $63,783
  Software licenses and system sales                     5,849         7,267      17,511        21,983
                                                       ---------------------     ---------------------
Total revenues                                          28,089        28,656      84,850        85,766
                                                       ---------------------     ---------------------

Costs and expenses
Cost of revenues:
  Maintenance and services                               5,330         5,553      17,074        16,473
  Software licenses and system sales, includes
    amortization of product development costs
    of $428, $262, $1,283 and $649                       2,119         2,204       6,872         6,005
Selling, general and administrative                     12,758        12,367      36,684        36,909
Research and development                                 4,002         3,360      11,699        10,100
Depreciation and amortization                              613           665       1,741         1,899
Credit for loan losses                                                                          (6,000)
                                                       ---------------------     ---------------------
                                                        24,822        24,149      74,070        65,386
                                                       ---------------------     ---------------------
Operating income                                         3,267         4,507      10,780        20,380
Interest income                                             61           137         225         1,356
Interest expense                                          (247)         (453)       (870)       (1,565)
                                                       ---------------------     ---------------------
Income before income taxes                               3,081         4,191      10,135        20,171
Provision for income taxes                                  50            56         150           106
                                                       ---------------------     ---------------------
Net income                                             $ 3,031       $ 4,135     $ 9,985       $20,065
                                                       =====================     =====================

Earnings per share

  Basic                                                $  0.07       $  0.10     $  0.23       $  0.49
  Diluted                                              $  0.06       $  0.08     $  0.21       $  0.41


Average number of shares outstanding

  Basic                                                 43,203        43,284      42,974        41,110
  Diluted                                               47,460        50,385      46,791        49,228
